UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2012

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma		73107
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.	Other Events

Item 8.01 Other Events.

On March 14, 2012 (the “Redemption Date”), LSB Industries, Inc. (“LSB”) completed the redemption of all of its outstanding Convertible, Noncumulative Preferred Stock, par value $100 per share (the “Noncumulative Preferred Stock”). The redemption price was $100.00 per share or $50.00 for a fractional one-half share of the Noncumulative Preferred Stock. A total of 393 shares of Noncumulative Preferred Stock were redeemed for an aggregate redemption price of approximately $39,300. As of the Redemption Date, all rights of holders of the Noncumulative Preferred Stock terminated, except the right to receive the Redemption Price.

As of the date of this report, no shares of Noncumulative Preferred Stock remain outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2012

LSB INDUSTRIES, INC.

/s/ David R. Goss
David R. Goss,
Executive Vice President of Operations